UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2011

KENTUCKY FIRST FEDERAL BANCORP
(Exact Name of Registrant as Specified in its Charter)

United States	0-51176	61-1484858
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number	(I.R.S. Employer Identification No.)

479 Main Street, Hazard, Kentucky	41702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (502) 223-1638

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 8, 2011, the Company announced that it had settled its legal issue with the Internal Revenue Service in the United States Tax Court.  The court determined that the Company was entitled to a $1.4 million deduction, that was previously disallowed by the Service.  As a result, the Company anticipates that it will recognize a tax benefit of $403,706 plus interest in its statement of operations for the three-month period ending March 31, 2011.  The press release is attached to this Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	The following exhibit is furnished herewith:

Exhibit 99             Press Release dated February 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENTUCKY FIRST FEDERAL BANCORP

Date: February 8, 2011	By:	/s/ Don D. Jennings
Don D. Jennings
President and Chief Operating Officer